Exhibit 99.1
Company Contact:
Mark Donohue
Sr. Director
Investor Relations and Corporate Communications
(215) 558-4526
www.impaxlabs.com
Impax Laboratories Reports First Quarter 2011 Financial Results
HAYWARD, Calif. (May 3, 2011) – Impax Laboratories, Inc. (NASDAQ: IPXL) today reported first quarter ended March 31, 2011 financial results.
“Our revenue related to the sale of our generic and brand products and services other than generic Flomax® and Adderall XR® increased 11% in the first quarter of 2011. This was primarily due to revenue recognized on milestones achieved during the quarter under development agreements with partners and higher sales of fenofibrate products.” said Larry Hsu, Ph.D., president and CEO, Impax Laboratories, Inc.
“As expected, our first quarter 2011 year over year performance was impacted by the one year anniversary of our exclusive launch of generic Flomax®, the largest in our history, and to a lesser extent, our continuing inability and frustration in obtaining sufficient generic Adderall XR® product. While generic Flomax® opportunities don’t occur every quarter, the significant cash generated from this launch will be a large contributor to the external growth initiatives we continue to explore.”
“We believe our pending generic pipeline of 39 products and 77 under development potentially includes other exclusive launch opportunities. We are also enthused about the recent positive phase III results for IPX066, our leading brand product candidate for Parkinson’s disease. All of these pipeline opportunities provide the potential to fuel future growth.”
First Quarter 2011 Results

	Three Months Ended March 31,
	2011	2010	$ change	% change
Revenues
Generic and brand products and services	$68.8	$61.8	$7.0	11%
Generic Flomax ®	3.8	176.2	(172.4)	(98%)
Generic Adderall XR®	36.1	85.3	(49.2)	(58%)

Total Revenues	$108.7	$323.3	$(214.6)	(66%)

•	Earnings before interest, taxes, depreciation and amortization (EBITDA), excluding adjusted items, was $27.0 million compared to $216.8 million in the prior year period (generic Flomax® contributed $167.9 million to the first quarter 2010 EBITDA, excluding adjusted items).
•	Net income, excluding adjusted items, was $16.2 million compared to $133.9 million in the prior year period (generic Flomax® contributed $104.7 million to the first quarter 2010 net income, excluding adjusted items).
•	Net income per diluted share, excluding adjusted items, was $0.24 compared to $2.09 in the prior year period (generic Flomax® contributed $1.64 to the first quarter 2010 net income per diluted share, excluding adjusted items).
•	Net income was $13.9 million, or $0.21 per diluted share, compared to $131.5 million, or $2.06 per diluted share in the prior year period.

Please refer to “Non-GAAP Financial Measures” below for a reconciliation of GAAP to non-GAAP items.
Dr. Hsu further stated, “We remain disappointed with the ongoing lack of sufficient supply of generic Adderall XR® to support customer demand that could lead to stronger financial performance for the Company. We received our first 2011 shipments but our customer demand still greatly exceeds available supply. We continue to pursue every available means to acquire sufficient product to meet this demand and favorably resolve the issue as quickly as possible. For the second quarter of 2011, assuming receipt of promised shipments, we are cautiously optimistic that our generic Adderall XR® sales could improve slightly over first quarter 2011 levels.”
“We continue to focus our attention on internal and external growth initiatives. In 2011, we are determined to achieve our generic Abbreviated New Drug Application filing goal of at least 12 new applications with at least three of these being first-to-file or first-to-market opportunities. In addition, we remain on schedule to file the New Drug Application for IPX066 in the fourth quarter of 2011.”
Segment Information
The Company has two reportable segments, the Global Pharmaceuticals Division (generic products & services) and the Impax Pharmaceuticals Division (brand products & services) and does not allocate general corporate services to either segment.
Global Pharmaceuticals Division Information

	Three Months Ended March 31,
(unaudited; amounts in thousands)	2011	2010
Revenues:
Global product sales, net	$91,946	$309,105
Private Label Product sales	392	672
RX Partner	2,682	4,903
OTC Partner	1,943	1,765
Research Partner	6,385	3,385

Total Revenues	103,348	319,830

Cost of revenues	47,174	76,432

Gross profit	56,174	243,398

Operating expenses:
Research and development	9,776	9,435
Patent litigation	1,774	1,984
Selling, general and administrative	2,931	3,334

Total operating expenses	14,481	14,753

Income from operations	$41,693	$228,645

First Quarter 2011
Global Pharmaceuticals Division revenues in the first quarter of 2011 were $103.3 million compared to $319.8 million in the prior year period, the reduction in revenues were driven by a decrease in Global Product sales, net, as discussed below.
During the first quarter of 2011, Global Product sales, net, compared to the prior year period, were lower primarily due to significantly reduced sales of generic Flomax® and authorized generic Adderall XR® products, partially offset by higher sales of generic fenofibrate products. As previously noted, the Company had contractual market exclusivity for generic Flomax® starting on March 2, 2010 and continuing for the succeeding eight week period during which the Company was able to achieve high market-share penetration. The addition of competing generic versions of Flomax® entering the market in late April 2010 resulted in both price erosion and reduction in the Company’s market share. The decrease in sales of authorized generic Adderall XR® was principally the result of supply disruptions in late 2010 and throughout the first quarter of 2011. Also, in the prior year period, certain market disruptions caused by supply shortages of generic Adderall XR® may have impacted sales of a competitor and subsequently benefited the Company’s first quarter of 2010 sales.
The Company’s Research Partner revenues increased $3.0 million due to milestones achieved during the first quarter of 2011 under the Medicis joint development agreement originally entered into in the fourth quarter of 2008.
Gross profit of $56.2 million represents a 54% gross margin in the first quarter of 2011, and was lower than the 76% gross margin for the prior year period primarily due to the sales of our generic Flomax® products which carried a higher average gross margin during the contractual market exclusivity period as discussed above.
Total generic operating expenses of $14.5 million in the first quarter of 2011 declined slightly over the prior year period.
Impax Pharmaceuticals Division Information

	Three Months Ended March 31,
(unaudited; amounts in thousands)	2011	2010
Revenues:
Rx Partner	$1,438	$—
Promotional Partner	3,535	3,503
Research Partner	330	—

Total revenues	5,303	3,503

Cost of revenues	2,940	3,144

Gross profit	2,363	359

Operating expenses:
Research and development	9,714	8,874
Selling, general and administrative	1,107	809

Total operating expenses	10,821	9,683

Loss from operations	$(8,458)	$(9,324)

First Quarter 2011
Impax Pharmaceuticals Division revenues in the first quarter of 2011 increased $1.8 million to $5.3 million over the prior year period due to the addition of Rx Partner and Research Partner revenues.
In the first quarter of 2011, the Company recognized $1.4 million of Rx Partner revenue related to the $11.5 million up-front payment (recognized over 24 months) received under the License, Development and Commercialization Agreement with Glaxo Group Limited which was entered into in December 2010. In addition, the Company recognized $0.3 million of Research Partner revenue resulting from the Development and Co-Promotion Agreement with Endo Pharmaceuticals, Inc, which was entered into in June 2010.

The Company is currently strategically investing in research and development to develop brand products which provide longer product life cycles and the potential for significantly higher profit margins than generic products. In the first quarter of 2011, research and development expense increased $0.8 million to $9.7 million compared to the prior year period, primarily due to planned spending on clinical studies for the Company’s leading drug candidate IPX066 for Parkinson’s disease.
Corporate and Other

	Three Months Ended March 31,
(unaudited; amounts in thousand)	2011	2010
General and administrative	$12,541	$8,342

Loss from operations	$(12,541)	$(8,342)

Corporate general and administrative expenses in the first quarter of 2011 increased a planned $4.2 million compared to the prior year period, due to an increase in legal fees and an increase in systems implementation and integration expenses.
Cash and short-term investments were $350.0 million as of March 31, 2011, as compared to $348.4 million as of December 31, 2010.
2011 Financial Outlook
The Company previously updated its full year 2011 forecast on February 24, 2011. The Company provides this further update to its full year 2011 forecast.
•	Cash flows from operating activities, less capital expenditures (Free Cash Flow), planned to be positive.
•	Gross margins as a percent of total revenues of approximately 50%.
•	Total research and development expenses across the generic and brand divisions to approximate $87 million with generic R&D of approximately $47 million and brand R&D of approximately $40 million.
•	Patent litigation expenses of approximately $13 million.
•	Selling, general and administrative expenses of approximately $65 million.
•	Updated May 2011 — Effective tax rate of approximately 37% to 38%.
•	Capital expenditures to be approximately $69 million.
Conference Call Information
The Company will host a conference call today at 11:00 a.m. EDT to discuss its results. The number to call from within the United States is (888) 378-4398 and (719) 325-2144 internationally. The call can also be accessed via a live Webcast through the Investor Relations section of the Company’s Web site, www.impaxlabs.com. A replay of the conference call will be available shortly after the call for a period of seven days. To access the replay, dial (888) 203-1112 (in the U.S.) and (719) 457-0820 (international callers). The access conference code is 1325719.

About Impax Laboratories, Inc.
Impax Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. Impax markets its generic products through its Global Pharmaceuticals Division and markets third-party branded products through the Impax Pharmaceuticals Division. Additionally, where strategically appropriate, Impax has developed marketing partnerships to fully leverage its technology platform. Impax Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward, Philadelphia and Taiwan facilities. For more information, please visit the Company’s Web site at: www.impaxlabs.com.
“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the effect of current economic conditions on the Company’s industry, business, financial position and results of operations, the ability to maintain an effective system of internal control over financial reporting, fluctuations in revenues and operating income, the ability to successfully develop and commercialize pharmaceutical products, reductions or loss of business with any significant customer or a reduction in sales of any significant product, the impact of competition, the ability to sustain profitability and positive cash flows, any delays or unanticipated expenses in connection with the operation of the Taiwan facility, the effect of foreign economic, political, legal and other risks on operations abroad, the uncertainty of patent litigation, consumer acceptance and demand for new pharmaceutical products, the difficulty of predicting Food and Drug Administration filings and approvals, the inexperience of the Company in conducting clinical trials and submitting new drug applications, the ability to successfully conduct clinical trials, reliance on alliance and collaboration agreements, the availability of raw materials, the ability to comply with legal and regulatory requirements, the regulatory environment, the ability to protect the Company’s intellectual property, exposure to product liability claims and other risks described in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

Impax Laboratories, Inc.
Consolidated Statements of Operations
(unaudited; amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010
Revenues:
Global Pharmaceuticals Division	$103,348	$319,830
Impax Pharmaceuticals Division	5,303	3,503

Total Revenues	108,651	323,333

Cost of revenues	50,114	79,576

Gross profit	58,537	243,757

Operating expenses:
Research and development	19,490	18,309
Patent litigation	1,774	1,984
Selling, general and administrative	16,579	12,485

Total operating expenses	37,843	32,778

Income from operations	20,694	210,979

Other income (expense), net	3	(18)
Interest income	321	82
Interest expense	(16)	(46)

Income before income taxes	21,002	210,997
Provision for income taxes	7,144	79,484

Net income before noncontrolling interest	13,858	131,513
Add back gain (loss) attributable to noncontrolling interest	5	(28)

Net Income	$13,863	$131,485

Net Income per share:
Basic	$0.22	$2.16

Diluted	$0.21	$2.06

Weighted average common shares outstanding:
Basic	63,390,527	61,008,015
Diluted	67,044,266	63,865,678

Impax Laboratories, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands)

	March 31,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$140,731	$91,796
Short-term investments	209,225	256,605
Accounts receivable, net	94,280	82,054
Inventory, net	48,840	44,549
Current portion of deferred product manufacturing costs-alliance agreements	1,334	2,012
Current portion of deferred income taxes	39,333	39,271
Prepaid expenses and other current assets	3,763	4,407

Total current assets	537,506	520,694

Property, plant and equipment, net	109,173	106,280
Deferred product manufacturing costs-alliance agreements	8,022	8,223
Deferred income taxes, net	8,466	5,069
Other assets	26,934	25,478
Goodwill	27,574	27,574

Total assets	$717,675	$693,318

Liabilities and Stockholders Equity
Current liabilities:
Accounts payable	$16,014	$18,812
Accrued expenses	69,347	72,788
Accrued income taxes payable	9,641	2,393
Accrued profit sharing and royalty expenses	17,127	14,147
Current portion of deferred revenue-alliance agreements	23,229	18,276

Total current liabilities	135,358	126,416

Deferred revenue-alliance agreements	32,769	44,195
Other liabilities	16,656	14,558

Total liabilities	$184,783	$185,169

Total stockholders equity	532,892	508,149

Total liabilities and stockholders equity	$717,675	$693,318

Impax Laboratories, Inc.
Condensed Consolidated Statement of Cash Flows
(unaudited; amounts in thousands)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$13,863	$131,485

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,457	2,946
Amortization of Credit Agreement deferred financing costs	5	25
Accretion of interest income on short-term investments	(245)	(64)
Deferred income taxes (benefit)	(1,106)	1,889
Provision for uncertain tax positions	40	12
Tax benefit related to the exercise of employee stock options	(2,353)	(738)
Deferred revenue-Alliance Agreements	910	5,495
Deferred product manufacturing costs-Alliance Agreements	(478)	(3,427)
Recognition of deferred revenue-Alliance Agreements	(7,384)	(10,053)
Amortization deferred product manufacturing costs-Alliance Agreements	1,357	4,249
Accrued profit sharing and royalty expense	17,090	41,307
Payments of profit sharing and royalty expense	(14,139)	(53,695)
Payments of accrued litigation settlements	—	(5,865)
Share-based compensation expense	2,887	2,873
Bad debt expense	62	91
Changes in assets and liabilities:
Accounts receivable	(12,288)	(138,929)
Inventory	(4,291)	(2,885)
Prepaid expenses and other assets	(949)	(3,870)
Accounts payable, accrued expenses and income taxes payable	2,518	64,678
Other liabilities	2,055	2,088

Net cash provided by operating activities	$1,011	$37,612

Cash flows from investing activities:
Purchase of short-term investments	(87,783)	(23,055)
Maturities of short-term investments	135,408	35,103
Purchases of property, plant and equipment	(8,723)	(3,116)

Net cash investing activities	$38,902	$8,932

Cash flows from financing activities:

Tax benefit related to the exercise of employee stock options	2,353	738
Proceeds from exercise of stock options and ESPP	6,669	4,695

Net cash provided by financing activities	$9,022	$5,433

Net increase in cash and cash equivalents	$48,935	$51,977
Cash and cash equivalents, beginning of period	$91,796	$31,770

Cash and cash equivalents, end of period	$140,731	$83,747

Impax Laboratories, Inc.
First Quarter 2011
Non-GAAP Financial Measures
Net income excluding adjusted items, net income per diluted share excluding adjusted items and EBITDA, excluding adjusted items, are not measures of financial performance under generally accepted accounting principles (GAAP) and should not be construed as substitutes for, or superior to, net income, and net income per diluted share as a measure of financial performance. However, management uses both GAAP financial measures and the disclosed non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes the inclusion of non-GAAP financial measures provides meaningful supplementary information to and facilitates analysis by investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculation of net income excluding adjusted items, net income per diluted share excluding adjusted items and EBITDA, excluding adjusted items, may not be comparable to similarly designated measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment.
The following table reconciles reported net income to net income excluding adjusted items.

	Three months ended March 31,
(Unaudited; in millions, except per share amounts)	2011	2010
Net income	$13.9	$131.5
Adjusted to add (deduct):
Share-based compensation	2.9	2.9
Income tax effect	(0.6)	(0.5)

Net income excluding adjusted items	$16.2	$133.9

Net income per diluted share excluding adjusted items	$0.24	$2.09
GAAP net income per diluted share	$0.21	$2.06
The following table reconciles reported net income to EBITDA excluding adjusted items.

	Three months ended March 31,
(Unaudited; amounts in millions)	2011	2010
Net income	$13.9	$131.5
Adjusted to add (deduct):
Interest income	(0.3)	(0.1)
Interest expense	0.0	0.0
Depreciation and amortization	3.5	2.9
Income taxes	(7.1)	79.5

EBITDA	$24.2	$213.9

Adjusted to add:
Share-based compensation	2.9	2.9

EBITDA excluding adjusted items	$27.0	$216.8